Exhibit 99.1

-EVI Industries Reports Record First Quarter Fiscal 2023 Results

Miami, Florida – November 8, 2022 – EVI Industries, Inc. (NYSE: EVI) (“EVI” or the “Company”), a leading distributor and service provider dedicated to the commercial laundry industry, today reported record operating results for the first quarter of its fiscal year ending June 30, 2023.

First Quarter of Fiscal 2023 Financial Highlights

▪	Revenue increased 31% to a record $83.4 million
▪	Gross profit increased 39% to a record $24.5 million
▪	Gross margin improved 170 basis points to a record 29.4%
▪	Gross margin, net of longer-term customer contracts, was a record 30%
▪	Operating income increased 64% to record $4.4 million
▪	Net income increased 41% to a record $2.8 million
▪	Diluted earnings per share increased to a record $0.20
▪	Adjusted EBITDA increased 49% to a record $6.5 million and increased 90 bps to approximately 8.0%

First Quarter of Fiscal 2023 Operational and Strategic Highlights

▪	Completed two acquisitions that increased market share in existing geographies
▪	New customer sales order contracts kept pace with the prior quarter
▪	Sustained a strong balance sheet while completing acquisitions and investing further in working capital
▪	Continued to deploy advanced operating technologies across the business
▪	Realized certain gains in gross margin and operating margin because of better business intelligence

Henry M. Nahmad, EVI’s Chairman and CEO commented: “Record operating performance in a substantial number of important financial metrics is a testament to the well-synchronized efforts of our over 650 employees dedicated to serving our customers while executing on a series of initiatives in pursuit of our long-term operating performance goals. We believe that these results also reflect our values, financial discipline, entrepreneurial culture, operating model, and long-term focus, each of which have been instrumental to our success thus far. While we are still early in our long-term strategy to build the undisputed leader in the North American commercial laundry industry, we are starting to realize some of the benefit of our market strategy. Given our success and position in the industry, we believe that business owners, customers, and prospective leaders will continue to be attracted to joining the EVI family and to working with our Company in the months and years ahead.”

Results of Operations for the First Quarter of Fiscal 2023

First quarter revenue performance reflects steady fulfillment of customer sales orders from the Company’s backlog and appropriately stocked inventory, installations in connection with equipment sales, maintenance and repair services, and the sale of parts and accessories. These factors contributed to a 31% increase in revenue as compared to the same period of prior fiscal year despite continued supply chain challenges. In addition to the significant increase in revenue, gross profit increased 39% to a record $24.5 million and gross margin increased to a record 29.4%.

Mr. Nahmad commented: “A core aspect of our growth strategy is to assemble a broad array of products from which our salesforce can design commercial laundry solutions for any customer across the four commercial laundry categories. Given our progress on this strategy, customers are increasingly recognizing what our businesses and our teams of highly trained commercial laundry professionals can deliver.”

The increases in revenue and gross profit offset an increase in operating expenses, which was largely driven by operating expenses related to acquired businesses, the Company’s continued investment in new and advanced operating technologies, and other efforts in connection with its optimization goals. Ultimately, operating income increased 64% from $2.7 million to a record $4.4 million, net income increased from $2.0 million to a record $2.8 million, and Adjusted EBITDA increased 49% to a record $6.5 million, or to approximately 8.0% of revenue.

Mr. Nahmad commented: “We feel that our results validate our belief that, with greater size, we can achieve a higher level of operating leverage. While our business is getting bigger, our leaders are also making smarter and faster decisions resulting from our collaborative leadership culture and better information provided by the advanced technologies we continue to deploy across our company. Given the effectiveness of the initiatives we have undertaken, we remain confident in our ability to achieve a greater level of operating leverage as we scale up our business to provide our customers more products and services in and around our core commercial laundry business.”

Acquisitions

During the first quarter of fiscal 2023, the Company completed the acquisitions of K&B Laundry Service LLC and Aldrich Clean-Tech Equipment Corp. K&B Laundry Service is a provider of installation and maintenance services to the industrial and on-premise laundry segments of the commercial laundry industry in the southeast region of the United States. Aldrich is a distributor of commercial laundry products and a provider of related installation and maintenance services to commercial laundry customers in the northeast region of the United States. The Company believes that these acquisitions will strengthen its existing operations, and each of them resulted in the addition of highly trained commercial laundry professionals and increased the Company’s customer base. In addition, following the end of the first quarter of fiscal 2023, EVI completed the acquisition of Wholesale Commercial Laundry Equipment SE, an Alabama-based distributor of commercial laundry products and a provider of related technical installation and maintenance services to the on-premise and vended laundry segments of the commercial laundry industry.

Mr. Nahmad commented: “We believe that each acquisition will be integral to achieving our long-term growth goal to build North America’s largest value-added distributor of commercial laundry and related products and the most dynamic network of commercial laundry technicians through which we may best support commercial laundry customers. We are excited about our latest additions to the EVI family and continue to work diligently through our pipeline of acquisition opportunities, which we believe will make valuable contributions to achieving our long-term growth and profitability goals.”

Financial Strength and Ample Liquidity

Net debt at the end of the first quarter of fiscal 2023 was $32.1 million, which reflects an $8 million increase as compared to June 30, 2022. The increase in net debt is the result of the Company’s continued investment in working capital and acquisitions completed during the quarter. Despite the increase, EVI continues to have a strong balance sheet with low leverage and ample liquidity provided by its recently renewed $140 million credit facility. As a result, EVI believes that it has the flexibility to continue buying high quality businesses, investing in working capital, and building its businesses in pursuit of its long-term growth goals.

Mr. Nahmad commented: “Our capital allocation strategy is unchanged. Given our strong and flexible financial position, we believe we are well positioned to capitalize on attractive growth opportunities in the quarters ahead.”

Earnings Conference Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

For additional information regarding the Company’s results for the quarter ended September 30, 2022, please see the Company’s Current Report on Form 10-Q as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and the impact they may have on the Company’s business and results, including the Company’s ability to deliver products and services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks relating to the COVID-19 pandemic and the impact thereof on the Company and its business, financial condition, liquidity and results and on the Company’s suppliers and customers, including risks related to potential audits of the loans received by the Company and certain of its subsidiaries under the Payroll Protection Program notwithstanding the previous forgiveness of the loans, and risks associated with vaccine mandates, including the potential loss of employees, fines for noncompliance and loss of, or future inability to secure, certain contracts, including with the federal government; risks associated with international relations and international hostilities, including actions of foreign governments and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates and the potential of a recession; the Company’s ability to implement its business and growth strategies and plans, including changes thereto; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that investments in acquired businesses and modernization and optimization initiatives, including that they may not result in efficiency improvements, productivity gains, customer service benefits, market share growth, new customer acquisitions, margin expansion or other benefits anticipated and may result in disruptions to the Company’s operations, and expenses in connection with these investments, initiatives and strategy may be more costly than anticipated; technology changes; the risk that the Company’s performance and results, including revenues and gross margin, will not continue to improve, whether as a result of the Company’s gross margin improvement strategy, other business strategy or otherwise; risks relating to the Company’s relationships with its principal suppliers and customers, including the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that the sales of inventory subject to purchase orders in the Company’s backlog may not be completed as or when expected, or at all; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from delays in installation or in receiving required supplies); and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/22	09/30/21

Revenues	$83,428	$63,741
Cost of Sales	58,923	46,102
Gross Profit	24,505	17,639
SG&A	20,122	14,970
Operating Income	4,383	2,669
Interest Expense, net	377	115
Income before Income Taxes	4,006	2,554
Provision for Income Taxes	1,159	535
Net Income	$2,847	$2,019

Net Income per Share
Basic	$0.20	$0.15
Diluted	$0.20	$0.15

Weighted Average Shares Outstanding
Basic	12,522	12,278
Diluted	12,526	12,659

EVI Industries, Inc.
Condensed Consolidated Balance Sheets (in thousands, except per share data)
	Unaudited
	09/30/22	06/30/22
Assets
Current assets
Cash	$3,774	$3,974
Accounts receivable, net	44,320	43,014
Inventories, net	54,244	49,359
Vendor deposits	1,829	1,728
Contract assets	5,368	1,519
Other current assets	5,943	6,018
Total current assets	115,478	105,612
Equipment and improvements, net	12,941	13,033
Operating lease assets	7,151	7,480
Intangible assets, net	25,708	26,234
Goodwill	71,714	71,039
Other assets	8,054	7,370
Total assets	$241,046	$230,768

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$42,213	$42,026
Accrued employee expenses	9,379	8,508
Customer deposits	19,696	21,288
Contract liabilities	—	507
Current portion of operating lease liabilities	2,471	2,518
Total current liabilities	73,759	74,847
Deferred tax liabilities, net	4,798	4,666
Long-term operating lease liabilities	5,440	5,736
Long-term debt, net	35,843	27,840
Total liabilities	119,840	113,089

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	316	316
Additional paid-in capital	98,224	97,544
Retained earnings	25,736	22,889
Treasury stock	(3,070)	(3,070)
Total shareholders' equity	121,206	117,679
Total liabilities and shareholders' equity	$241,046	$230,768

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	For the three months ended
	09/30/22	09/30/21
Operating activities:
Net income	$2,847	$2,019
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	1,446	1,236
Amortization of debt discount	3	13
Provision for bad debt expense	103	108
Non-cash lease expense	(14)	100
Stock compensation	680	479
Inventory reserve	(136)	(31)
(Benefit) provision for deferred income taxes	132	(162)
Other	(36)	(14)
(Increase) decrease in operating assets:
Accounts receivable	(1,239)	(4,889)
Inventories	(4,162)	(3,895)
Vendor deposits	(101)	(43)
Contract assets	(3,849)	222
Other assets	(609)	(759)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	113	(2,453)
Accrued employee expenses	776	(318)
Customer deposits	(1,652)	983
Contract liabilities	(507)	(3,032)
Net cash used by operating activities	(6,205)	(10,436)

Investing activities:
Capital expenditures	(771)	(848)
Cash paid for acquisitions, net of cash acquired	(1,224)	—
Net cash used by investing activities	(1,995)	(848)

Financing activities:
Proceeds from long-term debt	15,000	15,000
Debt repayments	(7,000)	(7,000)
Net cash provided by financing activities	8,000	8,000
Net decrease in cash and cash equivalents	(200)	(3,284)
Cash and cash equivalents at beginning of period	3,974	6,057
Cash and cash equivalents at end of period	$3,774	$2,773

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	For the three months ended
	09/30/22	09/30/21
Supplemental disclosures of cash flow information:
Cash paid for interest	$371	$98
Cash paid for income taxes	$794	$18

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/22	09/30/21

Net Income	$2,847	$2,019
Provision for Income Taxes	1,159	535
Interest Expense, Net	377	115
Depreciation and Amortization	1,446	1,236
Amortization of Share-based Compensation	680	479
Adjusted EBITDA	$6,509	$4,384

EVI Industries, Inc.

Henry M. Nahmad

Chairman and CEO

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Investor Relations

Michael Callahan

(203) 682-8311

info@evi-ind.com